Exhibit 24



CONSENT OF INDEPENDENT AUDITOR


We consent to the inclusion of our report dated May 22, 2003 on the 2002 consolidated financial statements of Corporate Vision, Inc. and subsidiaries, which report is incorporated in this Form 10-KSB.





Youngstown, Ohio                           PACKER THOMAS
June 6, 2003
CVI10KSB